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                            WELLPOINT HEALTH NETWORKS INC.
                            OFFICER CHANGE-IN-CONTROL PLAN
                      AS AMENDED AND RESTATED FEBRUARY 12, 1998

       This WellPoint Health Networks Inc. Officer Change-in-Control Plan (the "Plan") is designed to provide officers of WellPoint Health Networks Inc. ("WellPoint" or the "Company") and/or Affiliates of WellPoint with benefits in the event of a Change-in-Control. Except to the extent provided herein, the Plan shall replace any similar plan previously in effect as of the date of adoption of the Plan listed above providing for monetary or other compensation to any officer in the event of a change in control.

                                      ARTICLE I
                                    DEFINITIONS

       Unless otherwise indicated, capitalized terms used herein shall have the following meaning:

       "Affiliate" means an entity that is linked to WellPoint by a 51% or greater chain of ownership. For this purpose, ownership is determined by applying the principles of Section 414 of the Code and by substituting a 51% control test for an 80% control test.

       "Affiliated Group" means WellPoint and all of its Affiliates.

       "Base Salary" means a Participant's highest base salary paid by a member of the Affiliated Group during the 12 calendar months immediately preceding the Participant's Termination Date.

       "CEO" means the Chief Executive Officer of WellPoint or his delegate.

       "Change-in-Control" shall mean one or more of the following:

       (i) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than WellPoint or a person that directly or indirectly controls, is controlled by, or is under, control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company's then-outstanding securities; provided that this provision shall not apply to an acquisition by the California HealthCare Foundation that either:


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              (a)    Is on or before May 20, 1996, or

              (b) Is both (I) after May 20, 1996 but before the first day thereafter, if any, that the California HealthCare Foundation's beneficial ownership is less than 35% and (II) involves securities representing less than 50% (or, if lower, the lowest percentage of beneficial ownership by the California HealthCare Foundation on or after May 20, 1996 plus 10%) of the combined voting power of the Company's then-outstanding securities;

       (ii) A merger, recapitalization, consolidation or similar transaction to which WellPoint is a party, if (A) the beneficial owners of WellPoint's securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 60% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and (B) the directors of WellPoint immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction;

       (iii) A change in the composition of the Board of Directors of WellPoint (the "Board") over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination; or

       (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of WellPoint unless (A) the beneficial owners of WellPoint's securities immediately before the transaction have, immediately after the transaction, beneficial ownership of securities representing at least 60% of the combined voting power of the then-outstanding securities of the entity acquiring WellPoint's assets, and (B) the directors of WellPoint immediately prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring WellPoint's assets after consummation of the transaction.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Committee" shall mean the Compensation Committee of the Board of Directors of WellPoint, whose membership shall be comprised solely of independent directors of WellPoint and to which the CEO shall report periodically regarding actions taken under this Plan.


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       "Constructive Termination" means one or more of the following:

       (i) A material reduction in the duties, responsibilities, status, reporting responsibilities, titles or offices that a Participant had with the Affiliated Group immediately before such reduction;

       (ii) Reduction by more than 10% of the total annual cash compensation (including base salary and target bonuses) that a Participant was eligible to receive from all members of the Affiliated Group immediately before the reduction except a reduction that both (a) is part of, and consistent with, an across-the-board reduction in the salaries of senior officers of the Affiliated Group and (b) is not implemented on or after, or in contemplation of, a Change-In-Control;

       (iii) A change in the Participant's principal place of employment with the Affiliated Group such that the Participant's one-way commute will be increased by more than 35 miles; or

       (iv) The failure of any successor to WellPoint by merger, consolidation or acquisition of all or substantially all of the business of WellPoint to assume WellPoint's obligations under this Plan.

       However, a Constructive Termination will not be deemed to have occurred unless (i) within sixty (60) days of the occurrence that the Participant deems to be a Constructive Termination, the Participant notifies WellPoint in writing that he or she has experienced a Constructive Termination, which notice describes the event that the Participant believes constitutes a Constructive Termination, (ii) WellPoint has not, within fifteen (15) days of receipt of such notice, corrected the circumstance that would otherwise result in a Constructive Termination, and (iii) the Participant terminates his or her employment within ninety (90) days of such 15-day period.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Involuntary Termination" means actual termination of a Participant's employment initiated by one or more members of the Affiliated Group other than
(i) Termination for Cause, (ii) termination due to the Participant's total and permanent disability, as that term is defined in the WellPoint long-term disability plan in effect on the date in question, or (iii) termination due to the Participant's death.

       "Participant" means any person holding the title of Vice President or higher with WellPoint or any member of the Affiliated Group and any other person as may be designated from time to time by the CEO; provided, however, that it shall not include (i) any person covered by an employment agreement with any member of the Affiliated Group on his or her Termination Date unless such person's employment agreement otherwise provides; and (ii)


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unless otherwise designated by the CEO, it shall not include any person holding the title of "Regional Vice President" or any other title (whether or not such title includes the term "Vice President") which is not considered to be an officer position of the Affiliated Group and is not entitled to participate in benefits generally reserved for officers of the Affiliated Group.

       "Termination Date" is the first date that a Participant is subject to a Constructive Termination or an Involuntary Termination.

       "Termination for Cause" means (i) willful engagement by a person in gross misconduct injurious to WellPoint or the commission by a person of any act of gross negligence or malfeasance with respect to a person's duties incident to employment; (ii) failure by a person to attend to the material duties assigned to such person by such person's supervisor; (iii) a commission by a person of any act of fraud, embezzlement or dishonesty against any member of the Affiliated Group; or (iv) conviction of a person for any criminal offense involving fraud or dishonesty or any similar conduct which is injurious to the reputation of WellPoint.

                                     ARTICLE II
                                    ELIGIBILITY

       If on, or within 36 full calendar months after, a Change in Control that occurs within the term of the Plan, as set forth in Section 4.5 hereof, a Participant is subject to a Constructive Termination or an Involuntary Termination from the Affiliated Group and within 60 days of the Participant's Termination Date the Participant notifies the CEO that he or she has experienced a Constructive Termination or an Involuntary Termination, the Participant will be eligible for the Plan benefits provided in Article III hereof (subject to the terms and conditions of this Plan); provided, however, that such Participant will not be eligible for Plan benefits if the Participant has already received benefits under this Plan due to a previous Constructive Termination or a previous Involuntary Termination.

                                    ARTICLE III
                                   PLAN BENEFITS

       3.1. BASIC BENEFIT. (a) The Basic Benefit for each Participant will be as provided in this Section 3.1 based upon the Participant's position as of the Termination Date; provided, however, that in no event will the Basic Benefit be less than the lowest Basic Benefit for the highest position held by the Participant with a member of the Affiliated Group at any time during the 12 calendar months immediately preceding the Participant's Termination Date.

       (i) EXECUTIVE VICE PRESIDENT: 2.75 times Base Salary, plus 2.75 times Target Bonus.

       (ii) SENIOR VICE PRESIDENT: 2.00 times Base Salary, plus 2.00 times Target Bonus.


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       (iii)  GENERAL MANAGER: 1.75 times Base Salary, plus 1.75 Times Target
              Bonus.

       (iv)   VICE PRESIDENT: 1.5 times Base Salary, plus 1.5 times Target
              Bonus.

       (b) For purposes of calculating the Basic Benefit, the TARGET BONUS referred to above is an amount equal to the annual target bonus (if any) in effect for the Participant on his or her Termination Date under WellPoint's then-applicable annual management incentive plan, or any other similar annual incentive plan maintained by a member of the Affiliated Group.

       3.2. OUTPLACEMENT BENEFIT. Each Participant shall receive the Outplacement Benefit which shall consist of outplacement services consistent with WellPoint's then-current outplacement policy for persons holding the Participant's title. The fee for this service will be paid directly by WellPoint (and/or by an Affiliate controlled by WellPoint) to the outplacement service vendor.

       3.3. OTHER BENEFITS. Each Participant shall receive health, vision, dental and life insurance benefits at employee rates until the earlier to occur of:

       (i) the Participant becoming eligible for such benefits under the health and welfare benefit plan or plans maintained by the Participant's successor employer; and

       (ii)   depending on the title of the Participant, the following periods:
              (a)   in the case of division Presidents, two years;
              (b)   in the case of Executive Vice Presidents, one year;
              (c)   in the case of Senior Vice Presidents, nine months; and
              (d) in the case of General Managers and Vice Presidents, six months.

       In lieu of providing the benefits described in this Section 3.3, WellPoint may, in its discretion, elect to make cash payments to Participant in amounts sufficient, on an after-tax basis, for Participant to otherwise purchase such benefits.

       3.4. REDUCTION OF BENEFITS. If the CEO reasonably determines that any benefit under this Plan, alone or when aggregated with other compensation payable to the Participant, would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amount payable under this Plan will be limited to the extent necessary to avoid creation of an excess parachute payment.

       3.5. OFFSET FOR OTHER PAYMENTS RECEIVED. The Worker Adjustment and Retraining Notification Act (commonly known as the WARN Act) requires that advance notice of certain layoffs be given to employees. Other laws may impose similar notice requirements or require that pay in-lieu of notice, severance pay or similar benefits be paid. WellPoint and/or its Affiliates shall be entitled to deduct from any benefits otherwise payable to a Participant under this Plan due to a Constructive Termination or an Involuntary Termination any other amount


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that a member of the Affiliated Group is legally required to pay to the
Participant under such laws due to the same Constructive Termination or Involuntary Termination, plus any compensation and any benefits paid to the Participant following distribution of such a legally required notice to the Participant due to such Constructive Termination or Involuntary Termination. Similarly, benefits paid under this Plan will be applied to satisfy any legal obligations that a member of the Affiliated Group may have under such laws or similar laws due to the Constructive Termination or the Involuntary Termination for which Plan benefits are paid.

       3.6. FORM OF PAYMENT. The Basic Benefit will be paid to the Participant in a lump sum as soon as reasonably practicable after the Participant's Termination Date.

       3.7. WITHHOLDING. WellPoint and/or the appropriate member of the Affiliated Group may withhold taxes and other payroll deductions from Plan benefit payments.

       3.8. EFFECT ON OTHER PLANS. Payments under this Plan will not be treated as compensation for purposes of any other employee benefit plan, unless the other employee benefit plan expressly provides otherwise.

       3.9. COORDINATION WITH OTHER PLANS. If a Participant is covered under any other severance plan or arrangement of a member of the Affiliated Group under which benefits are payable on the Participant's Termination Date (each, a "Severance Plan"), then the Participant will receive benefits under the Severance Plan or Plans in lieu of benefits under this Plan unless the Participant waives his or her benefits under the Severance Plan or Plans with regard to the Constructive Termination or the Involuntary Termination. For these purposes, such a written waiver must be submitted to the CEO within 30 days of the date, following the Change in Control, on which the Participant is specifically notified by the CEO that the Participant must waive all benefits payable under the Severance Plan or Plans with regard to the Constructive Termination or the Involuntary Termination in order to receive benefits under this Plan with regard to that Constructive Termination or Involuntary Termination.

                                     ARTICLE IV
                                   MISCELLANEOUS

       4.1. ASSIGNMENT AND SOURCE. Plan benefits are not assignable and will be paid when due from the general assets of WellPoint and/or from the general assets of an Affiliate controlled by WellPoint.

       4.2. COMPLIANCE WITH AGREEMENTS. Plan benefits are conditioned on an eligible Participant's compliance with any confidentiality agreement or release that the Participant has entered into with any member of the Affiliated Group.


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       4.3. CLAIMS PROCEDURE.  If an individual believes that he or she is entitled to a benefit under this Plan or to a Plan benefit that is greater than the benefit which such person has received, the individual may submit a signed, written application to the CEO within 60 days of the date of the individual's Constructive Termination or Involuntary Termination, as the case may be. The individual will generally be notified of the approval or denial of this application within 90 days of the date that the CEO receives the application.
If the individual is not so notified the individual may, but need not, treat the claim as denied. If the individual's claim is denied, the notification will state specific reasons for the denial and the individual will have 60 days to file a signed, written request for a review of the denial with the CEO. This request should include the reasons the individual is requesting a review, facts supporting the individual's request, and any other relevant comments. The CEO will generally make a final, written determination of the individual's eligibility for Plan benefits within 60 days of receipt of the individual's request for review.

       4.4. ARBITRATION. If an individual is denied part or all of a Plan benefit pursuant to Section 4.3, the individual's sole remedy will be to appeal the matter to an impartial arbitrator. Arbitration will be in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (the "AAA") before an arbitrator who is familiar with employee benefit matters and who is licensed to practice law in the state in which the arbitration is convened (the "Arbitrator"). The Arbitrator will be selected by alternate striking from a list of eleven arbitrators drawn by the AAA from its panel of labor and employment arbitrators. The arbitration will take place in or near the city in which the individual is or was last employed by WellPoint and/or an Affiliate controlled by WellPoint or in such other location as may be acceptable to both the individual and WellPoint. The Arbitrator will have the exclusive authority to resolve any factual or legal claim relating to the Plan or relating to the interpretation, applicability or enforceability of this arbitration provision, including but not limited to, any claim that all or any part of this provision is void or voidable. The arbitration will be final and binding upon all parties. The costs of the Arbitration will be split equally between the parties to the arbitration.

       4.5. TERM OF PLAN. This Plan shall have an initial term from the Effective Date provided in Section 4.8 below until the second anniversary thereof (the "Initial Term"), and shall automatically renew for successive one-year terms (each, a "Renewal Term") unless the Committee shall otherwise determine to terminate the Plan as of the end of such Initial Term or Renewal Term. The Committee may not amend or terminate the Plan during the Initial Term or any Renewal Term.

       4.6. NO RIGHT TO CONTINUED EMPLOYMENT. This Plan does not provide a Participant with any right to continue employment with any member of the Affiliated Group or affect the right of any member of the Affiliated Group to terminate the services of any individual at any time with or without cause, subject to the terms of any written employment agreement executed by both parties thereto.


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       4.7. GOVERNING LAW. This Plan is intended to be an unfunded welfare benefit plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Department of Labor Regulation 2520.104-24. To the extent applicable and not preempted by ERISA, the laws of the State of California will govern this Plan.

       4.8. EFFECTIVE DATE. This Plan is effective for Constructive Terminations and Involuntary Terminations occurring on or after February 12, 1998 and during the Initial or any Renewal Term of this Plan.



WELLPOINT HEALTH NETWORKS INC.


BY: /s/ LEONARD D. SCHAEFFER                         DATE:    February 12, 1998
   --------------------------------
       LEONARD D. SCHAEFFER



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